FORM 8-A

              Securities and Exchange Commission
                   Washington, D.C. 20549

        For registration of certain classes of securities
           pursuant to section 12(b) or (g) of the
              Securities Exchange Act of 1934


                    United Bancshares, Inc
     (Exact name of registrant as specified in its charter)

          Ohio                           34-1516518
      (State of incorporation           (I.R.S. Employer
       or organization)                 Identification No.)

 100 S. High Street, Columbus Grove, Ohio      45830-1241
(Address of principal executive offices)       (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class          Name of each exchange on which
  to be so registered          each class is to be registered

 ..........None............     .................................



If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-86453

Securities to be registered pursuant to Section 12(g) of the Act:


              Common Stock, without par value
                     (Title of class)

Item 1.  Description of Registrant's Securities to be Registered

The class of securities to be registered is common stock, without par value with such rights as set forth in the section entitled "Comparative Rights of Shareholders" relating to the common stock of registrant in the Registration Statement on Form S-4, as amended, originally filed by the registrant with the Securities and Exchange Commission on September 2, 1999, File No. 333-86453 (the "S-4 Registration Statement") and incorporated herein by reference pursuant to Rule 12b-32.

Item 2.  Exhibits

1.1 A copy of the S-4 registration Statement is incorporated herein by reference pursuant to Rule 12b-32.

4.1 A copy of the registrant's Articles of Incorporation, which defines certain rights of holders of the registrant's common stock, filed as Appendix D to the S-4 Registration Statement, is incorporated herein by reference pursuant to Rule 12b-32.

4.2 A copy of the registrant's Code of Regulations, which defines certain rights of holders of the registrant's Common Stock, filed as Appendix E to the S-4 Registration Statement, is incorporated herein by reference pursuant to Rule 12b-32.

Signature:

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    United Bancshares, Inc.
Date: February 1, 2000

                               By:   /s/ E. Eugene Lehman
                                     E. Eugene Lehman
                                     President